Exhibit 99.4
MediaNews Group, Inc.
1560 Broadway
Denver, Colorado 80202
April 26, 2006
Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107
Stephens Group, Inc.
111 Center Street, Suite 2500
Little Rock, AR 72201
     Re:       Investment in California Newspapers Partnership
Gentlemen:
Reference is made to (i) the agreement (the “Acquisition Agreement”) entered into on the date hereof between MediaNews Group, Inc. (“MNG”) and The McClatchy Company (“McClatchy”) pursuant to which MNG has agreed to purchase the Contra Costa Times and the San Jose Mercury News and related publications (the “Publications”) and (ii) the agreement (the “Hearst Acquisition Agreement”) entered into on the date hereof between The Hearst Corporation (“Hearst”) and McClatchy pursuant to which Hearst has agreed to purchase The Monterey County Herald and The Saint Paul Pioneer Press and related publications.
MNG, Gannett Co., Inc. (“Gannett”) and Stephens Group, Inc. (“Stephens”) (MNG, Gannett and Stephens are referred to collectively as the “Partners”) hereby (x) approve the form, terms and conditions of the Acquisition Agreement, (y) agree that California Newspapers Partnership (or successor partnerships) (“CNP”) will assume MNG’s rights and obligations under the Acquisition Agreement relating to the Publications and will purchase the Publications at the closing thereunder (the “Closing”), and, subject to the terms and conditions hereof (z) agree that concurrently with the Closing, Gannett will contribute $144.83 million, Stephens will contribute $195.29 million and MNG will contribute $402.98 million in cash to CNP to fund the payment of the purchase price of the Publications (the “Contributions”), provided that (i) in the event that Hearst assigns to CNP its rights and obligations under the Hearst Acquisition Agreement in respect of the purchase of The Monterey County Herald on the terms and conditions set forth therein (or MNG and Hearst otherwise agree that The Monterey County Herald will be contributed to CNP) (the “Monterey Contribution”), then, except as provided in (ii) below, the Contributions of Gannett, Stephens and MNG will be increased by $16.33 million, $22.02 million and $45.44 million, respectively, and (ii) in connection with the Monterey Contribution, if MNG determines that the purchase by Gannett of an interest in The Monterey County Herald would delay approval of the transactions contemplated by the Acquisition Agreement or the Monterey Contribution, The Monterey County Herald will be purchased by a partnership owned 67.36% by MNG and 32.64% by Stephens (the “Additional Partnership”), and the Contributions of MNG and Stephens will be increased by $56.45 million and $27.35 million, respectively, and will be made to such partnership. MNG agrees that it will not acquire The Monterey County Herald except through the Monterey Contribution. The parties acknowledge that under the terms of the Hearst Acquisition Agreement, Hearst may not, at or prior to Closing, assign its rights thereunder to CNP. Notwithstanding any provision hereof, in the event that The Monterey County Herald is not contributed to CNP, Reimbursable Fees and Expenses (as defined below) in respect of the acquisition of The Monterey County Herald and the formation of the Additional Partnership shall not be charged to CNP.
1.	The Partners agree that the CNP organizational agreements will be amended effective upon and subject to the consummation of the Contributions, to provide that commencing as of the Closing, the management fee payable to MNG in respect of CNP shall be $5,400,000 per year, subject to annual percentage increases or decreases equal to year-to-year changes in corporate expenses of MNG (not to exceed an increase of 3% in any year, or 5% in respect of a year in which EBITDA of CNP equals or exceeds budgeted EBITDA set out in the initial budget of CNP approved by the Management Committee, in each case without the unanimous approval of the Management Committee).

2.	The Partners agree that the CNP organizational agreements will be amended effective upon and subject to the consummation of the Contributions, to provide that commencing as of the Closing:
a.	Each Partner shall be consulted during the selection of the CEO, including consultation regarding the CEO’s responsibilities, reporting structure, salary, and benefits. If, as a result of the restructuring described below, Gannett and Stephens are the only remaining partners of California Newspapers Partnership, each shall have equal representation on the Management Committee of such partnership;

b.	Each Partner shall be consulted in respect of any change in the reporting structure of CNP’s executive officers or any change in CNP’s executive officers;

c.	Each Partner shall receive copies of written management reports from the CEO on a timely basis. The CEO will make himself or herself available to the Partners on a monthly basis to review monthly financial operating results and projections of future performance;

d.	Each Partner shall be invited to CNP budget review meetings. CNP’s annual operating budgets and capital plans will be submitted to the Partners for their review and comment prior to submission thereof to the Management Committee for approval, and at least 30 days prior to the beginning of the next CNP fiscal year; and

e.	The Management Committee’s quarterly meetings will focus on reviewing the upcoming quarter and upcoming six month periods for CNP, in addition to focusing on historical results for the prior quarter, and the CEO will provide the members of the Management Committee with weekly flash/reports.
3.	CNP will reimburse MNG for all expenses incurred by MNG in connection with the Acquisition Agreement, the Monterey Contribution and the transactions contemplated thereby (whether or not the Closing occurs), including without limitation reasonable legal fees and expenses and M&A advisory fees and expenses of Banc of America Securities (“Reimbursable Fees and Expenses”). Reimbursable Fees and Expenses shall also include up to $250,000 of expenses incurred by Gannett, and up to $250,000 of expenses incurred by Stephens (in each case, exclusive of costs incurred in respect of the matters described in clauses (i) and (iii) of Section 6 below and whether or not the Closing occurs), including, without limitation, reasonable legal fees and expenses, in connection with the Acquisition Agreement, the Monterey Contribution and the transactions contemplated thereby. Notwithstanding the foregoing, (i) MNG shall be responsible for all Reimbursable Fees and Expenses in the event that the Closing does not occur due to the breach by MNG of any of its representations, warranties, covenants or agreements under the Acquisition Agreement, and (ii) each party shall pay for its own legal fees and expenses incurred in connection with the Contributions and the restructuring described below, and MNG shall be solely responsible for all fees and expenses incurred in connection with the financing of its portion of the Contributions, including any financing commitment fees. MNG estimates that the Reimbursable Fees and Expenses incurred prior to the date hereof are $1.5 million. To the extent incurred in connection with the Acquisition Agreement, the Monterey Contribution and the transactions contemplated thereby, Reimbursable Fees and Expenses will be allocated between the acquisition of the Publications and the acquisition of the St. Paul Pioneer Press and The Monterey County Herald and related publications (based on the relative EBITDA of such publications), with CNP bearing only that portion allocated to the Publications and, if the Monterey Contribution occurs, The Monterey County Herald and related publications. The amount of the Contributions include an aggregate of $7.6 million in respect of Reimbursable Fees and Expenses (including amounts incurred to date and estimated Reimbursable Fees and Expenses). In the event that total Reimbursable Fees and Expenses are less than $7.6 million, CNP will refund the difference pro rata (based on their equity interest in CNP) to the Partners. MNG shall be solely responsible for Reimbursable Fees and Expenses in excess of $9 million (other than costs incurred in respect of the matters described in clauses (i) and (iii) of Section 6 below), unless such amounts are approved in writing by Stephens and

Gannett. The obligations of CNP under this Paragraph 3 shall survive the Closing and any termination of this Agreement.

4.	At the request of MNG, CNP will be restructured in a manner reasonably acceptable to Gannett and Stephens. Such restructuring may involve the division of CNP into different partnerships, and the ownership by Gannett and Stephens of their interests in CNP through the partnership that currently holds the CNP assets. Subject to the changes to the CNP organizational agreements outlined above, the organizational agreements of successor CNP partnerships created in such reorganization (and any Additional Partnership) will be duplicates of the current CNP organizational agreements (with appropriate conforming changes). References herein to CNP will be interpreted as applying to the successor partnerships as appropriate. In addition to and without limitation of the foregoing, the parties understand and agree, however, that each of Gannett and Stephens shall be reasonable in withholding its consent to any proposed restructuring of CNP, and will have no obligation to make their respective Contributions, if (i) in the judgment of its tax advisor, the transaction would likely result in the imposition of an income tax liability on such Partner in excess of $250,000 or would likely cause a termination of the partnership under IRC Section 708(b)(1)(B) resulting in a present value tax cost to it of in excess of $250,000, or (ii) in the reasonable judgment of such Partner, such proposed restructuring would impose any terms or conditions on such Partner which are inconsistent with any of the terms or conditions set forth in this Agreement. In addition, MNG agrees that, unless Gannett and Stephens otherwise agree in writing, MNG shall (x) use reasonable commercial efforts to enforce its material rights under the Acquisition Agreement, (y) not amend the Acquisition Agreement or waive any condition to its obligations or any material rights thereunder, and (z) not extend the End Date (as defined in the Acquisition Agreement).

5.	In the event of the occurrence of a MediaNews Change in Control (as defined in the Amended and Restated Partnership Agreement for Texas-New Mexico Newspapers Partnership (“TNP”) by and between Gannett Texas L.P. and TNP Publishing, LLC, dated December 25, 2005 (the “Tex-Mex Agreement”)), provided that Gannett and MNG agree to negotiate in good faith appropriate changes to such definition of MediaNews Change in Control to take into account any changes to the current ownership structure of MNG and its affiliates which occur at or prior to Closing, MNG and Gannett agree that at the election of Gannett (which must be made during the Election Period (as defined below)),
a.	Gannett will contribute and cause its affiliates to contribute all of their interest in CNP (such interest currently being a 19.49% partnership interest) (the “Gannett CNP Interest”) to TNP, and Gannett and its affiliates’ Percentage Interest (as defined in the Tex-Mex Agreement) in TNP will be increased to equal the quotient (expressed as a percentage) of (i) the sum of Gannett CNP EBITDA (as defined below), plus Gannett TNP EBITDA (as defined below) divided by (ii) the sum of TNP EBITDA (as defined below) plus Gannett CNP EBITDA. As used herein, (a) “EBITDA” of an entity means the sum of (x) net income after taxes, plus (ii) interest expense that has been deducted in the determination of such net income, plus federal, state and local income Taxes that have been deducted in determining such net income, plus (iv) depreciation and amortization expenses that have been deducted in determining such net income, in each case for the 12-month period ended immediately prior to the date of determination, and determined on a basis consistent with generally accepted accounting principles consistently applied, (b) “CNP EBITDA” means EBITDA of CNP, (c) “TNP EBITDA” means EBITDA of TNP, (d) “Gannett CNP EBITDA” means the product of CNP EBITDA, multiplied by the Gannett CNP Interest, and (e) “Gannett TNP EBITDA” means the product of the Percentage Interest of Gannett and its affiliates in TNP at the date of determination, multiplied by TNP EBITDA;

b.	A Partnership Change in Control under the Tex-Mex Agreement will be deemed to have occurred and Gannett will have the option to appoint three members of the Management Committee of TNP and to exercise all voting rights with respect to the Gannett CNP Interest held by TNP;

c.	The reference to December 25, 2012 in sections 8.11(b) and 10.1(a)(ii) of the Tex-Mex Agreement shall be amended to refer to the date that is seven years from the date that the Gannett CNP Interest has been contributed to TNP;

d.	Section 8.11(b) of the Tex-Mex Agreement shall be amended to treat the Gannett CNP Interest as potentially falling within the definition of a Gannett Designated Newspaper, as constituting one or more newspapers which are owned indirectly by TNP that could be selected by Gannett upon a liquidation of TNP, and to treat the Gannett CNP Interest as being located all in its own separate geographic region. The Gannett CNP Interest shall be treated as a newspaper asset or Gannett Designated Newspaper, as the case may be, for purposes of Section 8.11, including the fourth sentence of Section 8.11(c) relating to the equalization of values in the case of in-kind liquidating distributions; and

e.	The term “Election Period” shall mean (i) the first three complete fiscal years following the Closing (the “Transition Period”) plus 30 days thereafter, if Gannett receives notice from MNG of a MediaNews Change in Control during the Transition Period, provided that, for purposes of this clause (i), the Election Period may be extended by Gannett to a date specified by Gannett occurring at any time during the Transition Period or in the next succeeding fiscal year of Gannett; or (ii) from and after the Transition Period, the date that is 30 days following notice to Gannett from MNG of a MediaNews Change in Control; provided that, for purposes of this clause (ii), the Election Period may be extended by Gannett to a date specified by Gannett occurring at any time during the then current fiscal year or the next succeeding fiscal year of Gannett. The closing of the contribution of the Gannett CNP interest to TNP shall be made and become effective on a date during the applicable Election Period specified by Gannett in its election notice to MNG made during the applicable Election Period (including any extension thereof as specified above).
6.	Gannett and Stephens will each use (and will cause each of their affiliates to use) its commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with MNG in obtaining the regulatory approvals from governmental authorities that are required to consummate the transactions contemplated by the Acquisition Agreement and this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and acting to avoid an action or proceeding by any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Acquisition Agreement or the consummation of the transactions contemplated by this Agreement or the Acquisition Agreement; provided, however, that neither Gannett nor Stephens shall be obligated to sell or dispose of any assets or businesses owned upon execution of this Agreement.

7.	No provisions of this Agreement may be waived or amended except by written instrument executed by the Partners. Nothing in this Agreement shall be deemed to create any right on the part of any person or entity not a party to this Agreement. This Agreement will be governed by the laws of the State of Delaware, without regard to any principle of law that would result in the application of the laws of another jurisdiction.
[Signatures appear on the next page]

MEDIANEWS GROUP, INC.
By:	/s/ Joseph J. Lodovic, IV
Joseph J. Lodovic, IV
President

STEPHENS GROUP, INC.
By:	/s/ Jackson Farrow Jr.
Jackson Farrow Jr.
Sr. Vice President

GANNETT CO., INC.
By:	/s/ Daniel S. Ehrman, Jr.
Name:
Title:

West Coast MediaNews LLC, The Sun Company of San Bernardino, California, California Newspapers, Inc., Media West – SBC, Inc. and Media West – CNI, Inc. hereby consent to the transactions contemplated by this letter.

WEST COAST MEDIANEWS LLC
By:	/s/ Joseph J. Lodovic, IV
Name:
Title:

THE SUN COMPANY OF SAN BERNARDINO. CALIFORNIA
By:	/s/ Daniel S. Ehrman, Jr.
Name:
Title:

CALIFORNIA NEWSPAPERS, INC.
By:	/s/ Daniel S. Ehrman, Jr.
Name:
Title:

MEDIA WEST – SBC, INC.
By:	Brook Johnson
Name:
Title:

MEDIA WEST – CNI, INC.
By:	Brook Johnson
Name:
Title:

DONREY NEWSPAPERS LLC
By:	Jackson Farrow Jr.
Jackson Farrow Jr.
Sr. Vice President, Stephens Group, Inc., Manager

[Signature page to CNP partner commitment letter]